UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2015

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York  12110
(Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events.

As previously reported on the Current Report on Form 8-K filed on July 31, 2015, Plug Power Inc. (the “Company”) consummated the transactions contemplated by the Share Purchase Agreement (the “Share Purchase Agreement”), dated as of July 24, 2015, with its wholly-owned subsidiary, Hypulsion U.S. Holding, Inc., and Axane, S.A. (“Axane”), a subsidiary of Air Liquide S.A, issuing 4,781,250 shares of its common stock,  par value $0.01 per share (the “Common Stock”), to Axane. Pursuant to the Share Purchase Agreement, the Company also agreed to issue up to 3,105,348 additional shares of Common Stock at a later date. On August 26, 2015, the Company issued 1,613,289 shares of Common Stock to Axane in fulfillment of this obligation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: August 26, 2015	By:	/s/Andrew Marsh
Andrew Marsh
President and Chief Executive Officer